Exhibit 99.1

THE BANKSHARES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints James T. Barnes, Jr. and Thomas P. Abelmann, and each of them with full power of substitution, its true and lawful attorneys and proxies to represent the undersigned and to vote, as designated below, all the shares of common stock and preferred stock of The BANKshares, Inc. (the “Company”) which the undersigned would be entitled to vote at the Special Meeting of shareholders of the Company to be held at 1:00 p.m., local time, on September 18, 2014 at 1031 West Morse Blvd., Suite 323, Winter Park, Florida 32789, and at any adjournments thereof, on all matters coming before said meeting.

1. To approve the Agreement and Plan of Merger, dated April 24, 2014, by and among the Company, BankFIRST, Seacoast Banking Corporation of Florida, and Seacoast National Bank, as described in the accompanying Joint Proxy Statement.

For	Against	Abstain

2. To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit further solicitation of Proxies in favor of the above proposal, as further described in the accompanying Joint Proxy Statement.

For	Against	Abstain

3. The proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Merger, dated April 24, 2014 and the adjournment proposal. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE             , 2014 IN THE ENVELOPE FURNISHED

(Signature of Shareholder)

(Print Name of Shareholder)

Shares of common stock owned:

Shares of preferred stock owned:

Date: , 2014

☐	Please check box if you plan to attend the Special Meeting

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign partnership name by an authorized person.